AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT
     AMENDMENT NO. 1, dated as of January 22, 2010 (this “Amendment”), among RHI Entertainment, LLC (the “Borrower”), its subsidiaries party to the Credit Agreement described below as Guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”), RHI Entertainment Holdings II, LLC (the “Parent”), the Lenders signatory hereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”) and as Issuing Bank to the FORBEARANCE AGREEMENT described below.
     WHEREAS, the Borrower, the Guarantors, the Parent, the Lenders from time to time party thereto (the “Lenders”) and the Agent are parties to a Credit, Security, Guaranty and Pledge Agreement, dated as of January 12, 2006, as amended and restated on April 13, 2007 (as the same may have been or may from time to time be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
     WHEREAS, on December 23, 2009, the Borrower terminated certain specified Swap Agreements, which constitute “Obligations” under the Credit Agreement, pursuant to arrangements with the Lenders counter-party thereto (each, a “Lender Counterparty”).
     WHEREAS, the Borrower, the Guarantors, the Parent, the Agent, the Lenders constituting the Required Lenders under the Credit Agreement and the Lender Counterparties have entered into that certain Forbearance Agreement dated as of December 23, 2009 (as amended, restated, supplemented or modified from time to time, including (upon satisfaction of the conditions precedent set forth herein) via this Amendment, the “Forbearance Agreement”).
     WHEREAS, pursuant to the Forbearance Agreement, among other things, the Agent, the Required Lenders and the Lender Counterparties agreed to forbear from exercising remedies with respect to, and to temporary waivers with respect to, certain “Specified Defaults” through the end of a “Forbearance Period” with a stated expiration date of 5:00 p.m. (New York City time) on January 22, 2010.
     WHEREAS, the Agent, the Required Lenders and the Lender Counterparties are willing to agree, subject to the terms and conditions of this Amendment, to provide for an extension of the scheduled termination of the forbearances and temporary waivers provided in the Forbearance Agreement.
     WHEREAS, in order to induce the Agent, the Required Lenders and the Lender Counterparties to agree to such extension, the Credit Parties have agreed to make certain acknowledgments and enter into certain agreements as hereinafter set forth.
     ACCORDINGLY, the parties hereby agree as follows:
     1. Defined Terms. All capitalized terms not otherwise defined herein are used as defined in the Forbearance Agreement or the Credit Agreement, as applicable.

     2. Acknowledgment of Events of Default. The Credit Parties acknowledge and agree that the following Events of Default exist under the Credit Agreement: (A) an Event of Default arising under Sections 2.10(e) and 7(b) of the Credit Agreement as a result of a Borrowing Base overadvance and (B) an Event of Default under Section 7(c) of the Credit Agreement as a result of Borrower’s failure to pay the Termination Amounts and interest thereon.
     3. Amendments to Forbearance Agreement.
          (a) The definition of the following term appearing in the Forbearance Agreement is hereby amended and restated in its entirety:
“Stated Expiration Date” shall mean 5:00 p.m. (New York City time) on February 26, 2010.
          (b) Section 6(c)(vii) of the Forbearance Agreement is hereby replaced in its entirety with the following:
“(vii) that the Credit Parties will during the Forbearance Period limit their cash disbursements to those that are materially consistent with the payments set forth on the 13-week cash flow schedule the cover page of which is marked as “RHI Entertainment, LLC 13 Week Cash Flow Forecast January 11, 2010 — April 9, 2010” and the first page of which is marked as “13 Week Cash Flow Forecast — January 11, 2010 — April 9, 2010 as of January 14, 2010” which was previously presented to the Agent (such cash flow forecast, together with the back-up provided along therewith, the “Base Cash Flow Schedule”) and amounts required to be paid pursuant to Section 6(c)(iv) hereof; in furtherance of the foregoing, the Credit Parties agree that during the Forbearance Period they shall not, without the written consent of Lenders holding at least 40% of the Total Commitments (a) make monetary payments that are not reflected in the Base Cash Flow Schedule in an aggregate amount equal to or in excess of $500,000 for the period commencing on the effectiveness of that certain Amendment No. 1 dated as of January 22, 2010 to this Agreement and prior to the Stated Expiration Date, (b) with respect to any line item or category which is reflected in the Base Cash Flow Schedule (whether such line item or category is scheduled thereon to receive payments prior or subsequent to the Stated Expiration Date (or both)) make payments that as of any date of determination are in excess of 110% of the amount reflected on the Base Cash Flow Schedule as being payable with respect to such line item or category through such date of determination, provided that, subject always to the following clause (c): (1) this clause (b) shall not limit the amount of payments of fees and expenses of the financial advisors and counsel to the Agent during the Forbearance Period or (so long as the payments are for services rendered rather than to be rendered) payments of fees and expenses of legal counsel to the Credit Parties during the Forbearance Period and (2) in the context of line items or categories reflected on the Base Cash Flow Schedule of less than $50,000, the Credit Parties may pay amounts in excess of the scheduled payments so long as (A) the total payment does not exceed $50,000 and (B) the amounts paid with respect to such line item or category do not exceed the total amounts reflected on the Base Cash Flow Schedule as payable with respect thereto or (c) permit their aggregate payments as of any date of determination to exceed 110% of the aggregate payments projected in the Base Cash Flow Schedule to be made through such date of determination;”
          (c) Section 6(c)(viii) of the Forbearance Agreement is hereby replaced in its entirety with the following:
“(viii) that the Credit Parties shall not permit their aggregate minimum cash balance at any time to be less than $12,500,000.”
          (d) Section 6(c)(ix) of the Forbearance Agreement is hereby amended by deleting the text “, and” appearing at the end of clause (1) therein and inserting in lieu thereof a semi-colon, and by deleting clause (2) appearing therein and inserting in lieu thereof the following clauses (2) and (3):
“(2) reports on the Credit Parties’ accounts payable as of the preceding Friday, which reports shall show summary aging by obligee and shall be in Microsoft Excel format and otherwise in form and substance satisfactory to the Agent and FTI; and
(3) reports on the Credit Parties’ accounts receivable (both GAAP and off-balance sheet, i.e., all contracted amounts) as of the preceding Friday, which reports shall show detail by customer; which reports shall be in Microsoft Excel format and otherwise in form and substance acceptable to the Agent and FTI;”
          (e) Section 6(c)(xii) of the Forbearance Agreement is hereby replaced in its entirety with the following:
“(xii) that the Credit Parties will by no later than 5:00 p.m. (New York City time) on February 25, 2010 provide the Agent with (A) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of, and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for, the month ending January 31, 2010, and for the portion of the fiscal year through the end of such month, together with a certificate signed by an Authorized Officer of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such month and the results of operations for such month and year-to-date period then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, (B) a reconciliation between the foregoing and the GAAP accounts receivable aging as of January 31, 2010, (C) a detail of aggregate accounts receivable (both GAAP and off-balance sheet, i.e., all contracted amounts) as of January 31, 2010 which includes RHI’s detailed contracted accounts receivable as of January 31, 2010, including customer, title, due-date and identification of each item of accounts receivable as book or non-book, (D) a reconciliation from RHI’s January 31, 2010 book accounts receivable to RHI’s January 31, 2010 balance sheet accounts receivable and (E) a roll-forward of aggregate accounts receivable from December 31, 2009 to January 31, 2010, which shall consist of the total of (1) the beginning accounts receivable plus (2) receivables generated from sales consummated during such month, minus (3) cash collections minus (4) receivables write-offs during such month (with the materials described in the foregoing clauses (B) through (E) to be in form and substance satisfactory to the Agent and FTI).”
          (f) Section 6(c)(xviii) of the Forbearance Agreement is amended by deleting the word “and” appearing after the semi-colon at the end thereof, Section 6(c)(xix) of the Forbearance Agreement is amended by deleting the period at the end thereof and inserting in lieu of such period the text ”; and”, and the following Section 6(c)(xx) is hereby added at the end of Section 6(c) of the Forbearance Agreement:
“(xx) that the Credit Parties shall, by no later than February 25, 2010, (a) cause its Subsidiary, RHI Entertainment Ltd., to become a Credit Party by delivering an Instrument of Assumption and Joinder and such other local law documents as the Administrative Agent may reasonably request and (b) use its best efforts to cause Account Control Agreements to be delivered with respect to: the deposit account numbered 001-01150-8 maintained by the Borrower with American Express; the deposit account numbered 30403261 maintained by RHI Entertainment Ltd. with Barclays Bank; and the deposit account numbered 062-438-1009-6303 maintained by RHI Entertainment Australia Pty Ltd. with Commonwealth Bank of Australia (in the case of the last account, with the Account Control Agreement containing an embedded grant of a security interest by RHI Entertainment Australia Pty Ltd. in favor of the Agent on in the amounts from time to time standing in such account).”
          (g) Schedule 1 to the Forbearance Agreement, which reflects the “Specified Defaults”, is hereby replaced in its entirety with Schedule 1 to this Amendment.
     4. Incorporation of Terms. Upon the effectiveness of this Amendment, (a) the forbearances contained in Section 4(a) the Forbearance Agreement (and, in the case of the Specified Defaults listed as Items 1 and 2 appearing on Schedule 1 to this Amendment, the temporary waivers with respect thereto contained in Section 4(b) of the Forbearance Agreement) are hereby remade and extended with respect to the revised schedule of Specified Defaults attached as Schedule 1 to this Amendment during the Forbearance Period (as modified by the amendment to the “Stated Expiration Date” set forth in this Amendment) and (b) the reservation of rights contained in Section 5 of the Forbearance Agreement is hereby restated and reaffirmed in all respects.
     5. Acknowledgements, Representations, Warranties, Confirmations, and Agreements.

          (a) Each Credit Party hereby represents and warrants to Agent and each of the Lenders that:
               (i) no Defaults or Events of Defaults other than the Specified Defaults listed on Schedule 1 hereto have occurred and are continuing as of the date hereof or, as of the date hereof, are expected to occur prior to the Stated Expiration Date (as such term would be modified via this Amendment);
               (ii) Schedule 2 hereto identifies each of the Credit Parties’ and each of their Subsidiaries’ deposit accounts, lists the balances in such deposit accounts as of January 14, 2010 and specifies whether or not an Account Control Agreement has been delivered with respect to such deposit account;
               (iii) as of January 14, 2010, the aggregate gross value of all of the assets of any Subsidiaries which have not become a Credit Party because of the $250,000 threshold appearing in Section 5.21 of the Credit Agreement, is approximately $592,000, and Schedule 3 hereto identifies the gross asset value of such Subsidiaries on a per-Subsidiary basis.
          (b) Each Credit Party hereby covenants and agrees to continue to comply with each of the covenants and agreements contained in Section 6(c) of the Forbearance Agreement as the same is being modified by this Amendment.
          (c) The Administrative Agent and the Required Lenders hereby acknowledge and agree that the provisions of Section 5.1(c) of the Credit Agreement, which call for the delivery of monthly Borrowing Base Certificates, are hereby indefinitely suspended and waived.
          (d) Notwithstanding the suspension and waiver set forth in the foregoing Section 5(c), the Borrower acknowledges and agrees that (i) the Agent shall be entitled to reinstate the requirements of Section 5.1(c) of the Credit Agreement prospectively upon written notice to the Borrower (with the Borrower being required to deliver Borrowing Base Certificates on such subsequent dates as required by Section 5.1(c) as well as, within five (5) Business Days from such reinstatement, the most recent Borrowing Base Certificate that would have been required to be delivered prior to such reinstatement had Section 5.1(c) not theretofore been suspended) and (ii) prior to such a reinstatement of the requirements of Section 5.1(c) of the Credit Agreement pursuant to the foregoing clause 5(d)(i), the Borrower will deliver, within five (5) Business Days of receipt of a request from the Agent, the most recent Borrowing Base Certificate that would have been required to be delivered as of the Agent’s request had Section 5.1(c) not been suspended, and that failure to deliver such a Borrowing Base Certificate within such five (5) Business Day period shall constitute a Termination Event.
          (e) With respect to those certain LIBOR Loans which had Interest Periods ending on or about December 29, 2009 but which were erroneously continued on such date into LIBOR Loans with Interest Periods ending on or about January 29, 2010, the Credit Parties, the Lenders and the Agent acknowledge and agree that (i) such Loans are hereby deemed to have been converted into Alternate Base Rate Loans on December 29, 2009, (ii) the Agent and the Borrower shall perform accrual adjustments in good faith to effectuate the conversion of the aforementioned Loans from LIBOR Loans to Alternate Base Rate Loans and (iii) any Default or

Event of Default arising under the Credit Agreement as a result of having continued such LIBOR Loans until on or about January 29, 2010 is hereby waived. Accordingly, all outstanding LIBOR Loans have, either prior to the date hereof or in accordance with the preceding sentence, been converted to Alternate Base Rate Loans and the next Interest Payment Date for all Loans under the Facilities will be March 31, 2010.
          (f) Each Credit Party and the Parent hereby forever releases the Agent, each of the Lenders and each of the Lender Counterparties from any and all liens, claims, interests and causes of action of any kind or nature (each, a “Claim”) that any Credit Party now has or may hereafter have against the Agent or any of the Lenders, and hereby agrees to indemnify and hold harmless the Agent, each of the Lenders and each of the Lender Counterparties for all Claims that any Person may bring against the Agent or any of the Lenders that (i) arise under or in connection with the Credit Agreement or any other Fundamental Documents (and under any Specified Swap Agreement, as applicable) based on facts existing on or before the date hereof or (ii) arise under or in connection with this Amendment; provided that the Credit Parties may bring claims or causes of action solely to enforce the provisions of the Forbearance Agreement (as modified by this Amendment).
     6. Conditions to Effectiveness. The provisions of this Amendment shall not become effective unless and until each of the following conditions have been satisfied:
          (a) the Agent shall have received counterparts of this Amendment executed by the Borrower, each Guarantor (and any entity required to join the Credit Agreement as a Guarantor pursuant to Section 5.21 of the Credit Agreement), the Parent, the Agent, each Lender Counterparty and the Lenders constituting the Required Lenders;
          (b) after giving effect to this Amendment, no Event of Default or Default (with the sole exception of (i) the Specified Defaults or (ii) any Default or Event of Default arising solely from the inaccuracy of any representation or warranty contained in the Credit Agreement to the extent that any such inaccuracy exists solely because of the existence of any Specified Default) shall have occurred and be continuing;
          (c) the representations and warranties contained in Sections 5(a) and 7 hereof shall be true and correct; and
          (d) all legal matters related to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, LLP, counsel to the Agent.
     7. Representations and Warranties. Each Credit Party represents and warrants that before and after giving effect to this Amendment the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent (a) that any such representations and warranties specifically relate to an earlier date and (b) to the extent that any such representation or warranty would not be true and correct solely because of the existence of any Specified Default described on Schedule 1 hereto).

     8. Entire Agreement. This Amendment constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.
     9. Further Assurances. At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Amendment.
     10. Fundamental Documents. This Amendment shall constitute a Fundamental Document.
     11. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Forbearance Agreement or the Credit Agreement or a waiver of any Event of Default under the Credit Agreement. The Forbearance Agreement and the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by the Forbearance Agreement (including this Amendment). As used in the Forbearance Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Forbearance Agreement as modified by this Amendment.
     12. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.
     14. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.
     15. Public/Private Information. Each of the Lenders acknowledges that information furnished to it pursuant to this Amendment may include material non-public information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws. All such information, including requests for waivers and amendments, furnished by the Borrower pursuant to, or in the course of administering, this Amendment, will be syndicate-level information, which may contain material non-public information about the Borrower and its related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Agent that it has identified in its “Administrative Questionnaire” a credit contact who may receive information that may contain material non-public Information in accordance with its compliance procedures and applicable law.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER: RHI ENTERTAINMENT, LLC

By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

PARENT: RHI ENTERTAINMENT HOLDINGS II, LLC

By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

GUARANTORS: RHI ENTERTAINMENT DISTRIBUTION, LLC

By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec. V.P., General Counsel & Secretary

RHI ENTERTAINMENT PRODUCTIONS, LLC

By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec. V.P., General Counsel & Secretary

LIBRARY STORAGE, INC.

By:	/s/ Michael Scarpelli
	Name:	Michael Scarpelli
	Title:	President & Secretary

RHI INTERNATIONAL DISTRIBUTION, INC.

By:	/s/ Michael Scarpelli
	Name:	Michael Scarpelli
	Title:	Vice President & Treasurer

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

LENDERS: JPMORGAN CHASE BANK, N.A., individually and as Agent

By:	/s/ Patricia S. Carpen
	Name:	Patricia S. Carpen
	Title:	Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

Bank of America, NA, as Lender

By:	/s/ David Maiorella
	Name:	David Maiorella
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

Royal Bank of Scotland PLC, as Lender

By:	/s/ Thomas Brady
	Name:	Thomas Brady
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

BNP Paribas, as Lender

By:	/s/ Barbara Eppolito
BARBARA EPPOLITO
DIRECTOR

By:	/s/ Yung Wu
Yung Wu
Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

By:	/s/ David Acosta
	Name:	David Acosta
	Title:	Senior Vice President

By:	/s/ Michael Paul
	Name:	Michael Paul
	Title:	Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

California Bank & Trust, as Lender

By:	/s/ Leslie Reuter
	Name:	Leslie Reuter
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

Manufacturers Bank as Lender

By:	/s/ Maureen Kelly
	Name:	Maureen Kelly
	Title:	Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

JPMorgan Chase Bank, N.A., as Lender Counterparty

By:	/s/ Patricia S. Carpen
	Name:	Patricia S. Carpen
	Title:	Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

BANK OF AMERICA, N.A., as Lender Counterparty

By:	/s/ Roger Heintzelman
	Name:	Roger Heintzelman
	Title:	Principal

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

The Royal Bank of Scotland PLC, as Lender Counterparty

By:	/s/ Thomas Brady
	Name:	Thomas Brady
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to RHI Forbearance Agreement

SCHEDULE 1
Specified Defaults
1.	Any Default or Event of Default arising under Section 2.10(e) of the Credit Agreement. [Borrowing Base non-compliance]

2.	Any Default or Event of Default arising under 7(c) of the Credit Agreement [Failure to pay other non-principal monetary Obligations] as a result of a failure to pay any Termination Amount or failure to pay any interest on any such Termination Amount.

3.	Any Default or Event of Default arising under Section 6.18 of the Credit Agreement [Covenant against modifications to material contracts that are materially adverse to the Lenders] as a result of having caused certain receivables from Crown Media to become Post-12/31/09 Crown Receivables.

4.	Any Default or Event of Default arising solely as a result of the existence of the Base Cash Flow Schedule or any rolling 13-week update relating thereto or arising under Section 7(g) of the Credit Agreement as a result of the implementation thereof.

5.	Any Default or Event of Default arising under Section 6.14 of the Credit Agreement. [Minimum Consolidated Net Worth]

6.	Any Default or Event of Default arising under Section 6.21 of the Credit Agreement. [Coverage Ratio]

7.	Any Default or Event of Default arising under Section 5.1(c) of the Credit Agreement as a result of a failure to deliver a Borrowing Base Certificate at any time on or prior to the date of this Amendment through the date, if any, that the Agent reinstates the requirements of Section 5.1(c) of the Credit Agreement in accordance with Section 5(d) of this Amendment.

8.	Any Default or Event of Default arising under Section 7(g) of the Credit Agreement as a result of a failure of the Borrower and the Guarantors to pay interest when due on the Second Lien Facility.

SCHEDULE 2
Deposit Accounts

						Account
						Control
				Balance as of		Agreement
Depository	Account	Credit		January 14, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
JP Morgan Chase	RHI Entertainment LLC	Yes	304-671096	10,000	Petty Cash	No

JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689211	—	Collection Account	No

JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689254	2,679,145	Operating Account	No

JP Morgan Chase	RHI Entertainment LLC	Yes	314-006591	20,665,500	Operating Account	No

JP Morgan Chase	RHI Entertainment LLC	Yes	323-410537	119,409	Insurance / FSA Account	No

JP Morgan Chase	RHI Entertainment LLC	Yes	323-047165	690,709	Payroll Account	No

JP Morgan Chase	RHI Entertainment LLC	Yes	324-330332	—	Collection Account	No

JP Morgan Chase	RHI Entertainment Distribution LLC	Yes	304-959251	—	Collection Account	No

JP Morgan Chase	RHI International Distribution Inc.	Yes	601-893506	—	Checking Account	No

JP Morgan Chase	RHI Entertainment LLC	Yes	615-536158	—	Checking Account	No

2

						Account
						Control
				Balance as of		Agreement
Depository	Account	Credit		January 14, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
JP Morgan Chase	RHI Entertainment Productions LLC	Yes	758-683403	—	Collection Account	No

JP Morgan Chase	Library Storage Inc	Yes	799-760657	—	Checking Account	No

JP Morgan Chase	Library Storage Inc	Yes	799-760632	8,431	Operating Account	No

American Express	RHI Entertainment LLC	No	001-011150-8	400,000	CD Account	No

Israel Discount Bank	RHI Entertainment LLC	Yes	03-49130	250,118	Operating Account	Yes

California Bank & Trust	RHI Entertainment LLC	Yes	324-0329751	9,469	Operating Account	Yes

Barclays Bank	RHI Entertainment Ltd	No	30403261	54,707	Operating Account	No

Commonwealth Bank of Australia	RHI Entertainment Australia Pty Ltd	No	062-438-1009-6303	32,447	Operating Account	No

Barclays Bank	RHI Entertainment Ltd	No	80374636	166	Production Account	No

HVB Hungarian Bank	DTS Productions Ltd	No	10918000000000 367110017	—	Production Account	No

HVB Hungarian Bank	DTS Productions Ltd	No	109180010000000 367110024	—	Production Account	No

Barclays Bank	SFR Ltd	No	60655376	—	Production Account	No

Barclays Bank	SFR Ltd	No	40047678	4,498	Production Account	No

Barclays Bank	SFR Ltd	No	68372755	—	Production Account	No

Barclays Bank	SFR Ltd	No	86918211	472	Production Account	No

HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110027	—	Production Account	No

HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110010	—	Production Account	No

3

Account
Control
				Balance as of		Agreement
Depository	Account	Credit		January 14, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
Royal Bank of Scotland	RHI Entertainment LLC	Yes	10154958	—	Production Account	No

JPMorgan Chase	NGP Holding	No	323-317-014	—	Production Account	No

4

SCHEDULE 3
Per-Subsidiary Breakdown of Gross Asset Values of Non-Credit Party Subsidiaries

Gross asset value
as of January 14,
2010 (in $US)
Entity	Credit Party?	(000’s)
Metropolitan Productions, Inc	No	—
Don Quixote, Inc	No	—
HE PRO Tunes, Inc.	No	—
HEP Music, Inc.	No	—
HEP SS Music, Inc	No	—
SLB Productions, Inc	No	—
RHI Entertainment Australia Pty. Ltd.	No	61
Southern Whale Pty Ltd	No	—
Wayzgoose Concerts Services BV	No	—
RHI Entertainment Ltd	No	526
RHI Entertainment Kft	No	—
NGP Holding Inc	No	—
HEGOA Inc.	No	—
Independent Projects, Inc.	No	—
HEDAUS Pty Limited	No	—
DTS Productions Limited	No	—
Thistle Management Ltd	No	—
SFR Limited	No	5

Total Asset Value		$592

5